UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2017

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-09305	43-1273600
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 N. Broadway, St. Louis, Missouri 63102-2188

(Address of principal executive offices and zip code)

(314) 342-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, on July 1, 2016, Stifel Financial Corp. (the “Company”) completed the sale of Sterne Agee, LLC’s legacy independent brokerage and clearing businesses to INTL FCStone Inc. pursuant to two separate stock purchase agreements dated June 24, 2016. Pursuant to the two stock purchase agreements, the Company sold Sterne Agee Financial Services, Inc.; Sterne Agee Clearing, Inc.; Sterne Agee & Leach, Inc.; Sterne Agee Asset Management, Inc.; and Sterne Agee Investment Advisor Services, Inc. (the “Sterne Businesses”) for cash consideration equal to approximately $50 million.

In order to provide additional information regarding the sale of the Sterne Businesses, the Company is filing as Exhibit 99.1 hereto a pro forma statement of operations for the year ended December 31, 2016 giving pro forma effect to the sale of the Sterne Businesses as of the date indicated therein.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information.

Attached as Exhibit 99.1 hereto and incorporated by reference is an unaudited pro forma consolidated statement of operations for the year ended December 31, 2016, giving pro forma effect to the sale of the Sterne Businesses.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Unaudited Pro Forma Consolidated Statement of Operations.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Unaudited Pro Forma Consolidated Statement of Operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: September 27, 2017	By:	/s/ James M. Zemlyak
	Name:	James M. Zemlyak
	Title:	President and Chief Financial Officer

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